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                                                                 Exhibit 23.3


The Board of Directors
Citadel Communications Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 of Citadel Communications Corporation of our report dated February 14, 1997 relating to the consolidated balance sheets of Deschutes River Broadcasting, Inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended, which report appears in the prospectus of Citadel Communications Corporation dated June 30, 1998.


                                                           KPMG Peat Marwick LLP


/s/ KPMG PEAT MARWICK LLP
-------------------------
Portland, Oregon
October 1, 1998